                                  Exhibit 99.2

                            SmartRay Network, Inc.
                    Unaudited Interim Financial Statements

The unaudited interim financial statements of smartRay Technology, Inc. for the six months ended June 30, 2000 and for the period January 15, 1999 (date of inception) to June 30, 1999 do not provide all disclosures included in the annual financial statements. These interim financial statements should be read in conjunction with the annual audited financial statements and the footnotes thereto. Results for the interim periods are not necessarily indicative of the results for the year ended December 31, 2000. In the opinion of management, the accompanying interim financial statements reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial position and results of operations of smartRay.

SmartRay Technology, Inc.
Statements of Operations

                                                                                       For the cumulative period
                              January 1-June 30, 2000   January 15-June 30, 1999     January 15, 1999-June 30, 2000
                                    (unaudited)                 (unaudited)                   (unaudited)
                              -----------------------   ------------------------     ------------------------------
Revenue                             $            -            $            -               $            -
Cost of revenue                            194,023                     7,285                      236,313
                                    --------------            --------------               --------------
Gross loss                                (194,023)                   (7,285)                    (236,313)
                                    --------------            --------------               --------------
Operating expenses:
  Sales and marketing                      545,950                         -                      673,686
  Research and development               1,115,980                         -                    1,775,146
  General and administrative               418,938                   223,479                      653,865
                                    --------------            --------------               --------------
     Total operating expenses            2,080,868                   223,479                    3,102,697
                                    --------------            --------------               --------------
Loss from operations                    (2,274,891)                 (230,764)                  (3,339,010)
Interest income, net                        27,301                     1,033                       37,735
                                    --------------            --------------               --------------
Net loss                            $   (2,247,590)           $     (229,731)              $   (3,301,275)
                                    ==============            ==============               ==============

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



SmartRay Network, Inc.
Statements of Cash Flows




                                                                                                               For the
                                                                                                          cumulative period
                                                                   January 1 -        January 15 -         January 15, 1999-
                                                                  June 30, 2000      June 30, 1999          June 30, 2000
                                                                   (unaudited)        (unaudited)            (unaudited)
                                                                 --------------      --------------     ---------------------
Cash flows from development stage activities:
Net loss                                                            $(2,247,590)        $  (229,731)        $   (3,301,275)
Adjustments to reconcile net loss to cash
  used in development stage activities:
     Depreciation and amortization                                      198,193               6,660                335,195
     Amortization of deferred compensation                               73,933                   -                 91,651
     Issuance of stock options in exchange for services                  11,682                   -                 86,805
     Changes in assets and liabilities:
       Prepaid expenses and other current assets                        (20,000)             (8,404)               (39,227)
       Other assets                                                     (15,922)            (24,000)               (23,889)
       Accounts payable                                                 (28,007)            159,133                470,188
       Accounts payable to related parties                              (86,746)                  -                  3,671
                                                                 --------------      --------------         --------------
            Net cash used in development stage activities            (2,114,457)            (96,242)            (2,376,881)

Cash flows from investing activities:
Purchase of property and equipment                                     (287,823)           (101,698)              (842,942)
                                                                 --------------      --------------         --------------
            Net cash used in investing activities                      (287,823)           (101,698)              (842,942)
                                                                 --------------      --------------         --------------
Cash flows from financing activities:
Proceeds from issuance of preferred stock                             2,901,000           1,315,385              4,216,525
Costs incurred in connection with issuance of preferred
 stock                                                                  (10,953)                  -                (22,557)
Proceeds from the sale of common stock and the
 exercise of stock options                                               12,250                   -                 12,250
Payments on capital lease obligations                                   (35,779)                  -                (81,830)
                                                                 --------------      --------------         --------------
            Net cash provided by financing activities                 2,866,518           1,315,385              4,124,388
                                                                 --------------      --------------         --------------
Net increase in cash                                                    464,238           1,117,345                904,565
Cash, beginning of period                                               440,327                   -                      -
                                                                 --------------      --------------         --------------
Cash, end of period                                                  $  904,565          $1,117,345         $      904,565
                                                                 ==============      ==============         ==============
Supplemental disclosure of noncash investing and
  financing activities:
     Issuance of stock options in exchange for services              $   11,682          $        -         $       86,805
                                                                 ==============      ==============         ==============


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